EXHIBIT 6



         The undersigned hereby confirms that he intends to vote for the merger transaction between Multi-Market Radio, Inc. and SFX Broadcasting, Inc. approved by the Independent Committee and to vote against any competing transaction.




                                          /s/ Bruce Morrow
                                         -------------------------------------

                                          Bruce Morrow

                                          Dated:  April 11, 1996
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